Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Funds, Inc.
811-05309


We hereby incorporate by reference a new Sub-
Advisory Agreement filed as Exhibit 99D.2 and a new Advisory Agreement filed as Exhibit 99D.1 to Conformed Submission Type 485APOS, accession number 0001193125-11-048998, on February 28,
2011.